UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

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1934

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                             PACER TECHNOLOGY
             (Name of Registrant as Specified in its Charter)

                 PACER TECHNOLOGY SHAREHOLDER'S COMMITTEE

   (Name of Person Filing Proxy Statement, if other than the Registrant)

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



DISSIDENTS BACK SLATE FOR PACER DIRECTORS

Friday, October 22, 1999

By Jack Katzanek
Staff Writer

RANCHO CUCAMONGA -- Two former managers and two current directors are among six board candidates being promoted by a dissident group of Pacer
Technology shareholders.

The group, which calls itself the Pacer Technology Shareholder's Committee, has criticized the performance of Pacer's stock and is working to oust the company's board of directors.

According to a proxy statement filed Thursday with the Securities and Exchange Commission, ousted president and chief executive officer James Munn and former vice president Howard Bloom are the former upper management members now seeking seats on the board.

Candidates Geoffrey Tirman, who owns the largest single block of the company's stock, and D. Jonathan Merriman, are both current board members.

Allen Barnes, president and CEO of a packing company, and Claude Ballard, a senior consultant and shareholder with the investment house Goldman, Sachs & Co., round out the dissidents' slate. Barnes and Ballard do not own Pacer stock.

The committee's original SEC filing claims support by holders of 17.8 percent of the outstanding stock, but Tirman said the endorsement for a new slate has almost doubled since then.

"We have over 35 percent already, and that's without soliciting proxies," said Tirman, the sole principal of Talisman Capital Inc., an investment company based in Little Rock, Ark. Tirman owns 1.26 million shares, or 7.5 percent of Pacer's outstanding shares. "And we've gotten a number of calls today."

According to SEC documents, the committee claims the incumbent board has "failed to provide management with appropriate direction and strategy for the company to enhance the value of the common stock."

The dissidents also say the board rejected a $1.95 per share offer for all the company's shares in 1998, a sale that would have realized premiums of between 48 percent and 56 percent for all shareholders.

Incumbent board members could not be reached for comment Thursday. Pacer's managers said they plan to review the group's proxy statement and comment later.

"This is something we have to take very seriously," said Roger Vanderlaan, Pacer Technology's chief operating officer.

The company's annual meeting is set for Nov. 16. The proxy statement for the incumbent slate was sent out earlier this month.

Pacer, which is traded on the Nasdaq Stock Exchange, closed unchanged Thursday at $1 per share.

"This is not a pleasant process, and I'm not a spiteful man," Tirman said. "But this is just something that has to be done."